Exhibit 21.1

Avnet, Inc.

Foreign and Domestic Subsidiaries

Company Name	Country
Alpha 3 Manufacturing Ltd	Hong Kong
AVID Technologies, Inc.	Singapore
Avnet (Asia Pacific Holdings) Limited	Israel
Avnet (Holdings) Ltd	Netherlands
Avnet (NZ)	United Kingdom
Avnet (Shanghai) Limited	Germany
Avnet Abacus Limited	Israel
Avnet Asia Pte Ltd	Mexico
Avnet ASIC Israel Ltd	United States
Avnet B.V.	United States
Avnet Bidco Limited	Brazil
Avnet Business Services GmbH	Australia
Avnet Components Israel Limited	China
Avnet de Mexico, S.A. de C.V.	China
Avnet Delaware Holdings, Inc.	Turkey
Avnet Delaware LLC	Russian Federation
Avnet do Brasil Ltda.	Japan
Avnet Electronics Marketing (Australia) Pty Ltd	Poland
Avnet Electronics Technology (China) Limited	Austria
Avnet Electronics Technology (Shenzhen) Limited	France
Avnet Electronics Turkey İthalat İhracat Sanayi ve Ticaret Limited Şirketi	Germany
Avnet EM	Switzerland
Avnet EM Holdings (Japan) Kabushiki Kaisha	Italy
Avnet EM Sp. z.o.o.	United Kingdom
Avnet EMG Elektronische Bauelemente GmbH	Belgium
Avnet EMG France	Belgium
Avnet EMG GmbH	Luxembourg
Avnet EMG GmbH	Hong Kong
Avnet EMG Italy S.r.l.	France
Avnet EMG Ltd	United Kingdom
Avnet Europe Comm. VA	Belgium
Avnet Europe Executive BV	South Africa
Avnet Finance International S.à r.l.	United Kingdom
Avnet Financial Services Asia Limited	United States
Avnet France S.A.S.	Spain

Avnet Group Holdings Limited	India
Avnet Holding Europe BV	Canada
Avnet Holding South Africa (Pty) Limited	Belgium
Avnet Holdings UK Limited	Belgium
Avnet Holdings, LLC	United Kingdom
Avnet Iberia S.L.U.	United States
Avnet India Private Limited	Singapore
Avnet International (Canada) Ltd.	Thailand
Avnet International Holdings 1 BV	Japan
Avnet International Holdings 2 BV	Korea, Republic of
Avnet International Holdings UK Limited	Ireland
Avnet International, LLC	Belgium
Avnet Japan (Asia) Limited	Germany
Avnet Japan (Thailand) Co., Ltd.	United Kingdom
Avnet Kabushiki Kaisha	Malaysia
Avnet Korea, Inc.	Mexico
Avnet Limited	Sweden
Avnet Logistics BV	Denmark
Avnet Logistics GmbH	Norway
Avnet Logistics Limited	Finland
Avnet Malaysia Sdn Bhd	Philippines
Avnet Mexicana S. de R.L. de C.V.	United States
Avnet Nortec AB	Netherlands
Avnet Nortec ApS	Mexico
Avnet Nortec AS	South Africa
Avnet Nortec Oy	Hong Kong
Avnet Philippines Pty Ltd., Inc.	Thailand
Avnet Receivables Corporation	Taiwan
Avnet SellCo B.V.	Hong Kong
Avnet Services S. de R.L. de C.V.	China
Avnet South Africa (Pty) Limited	China
Avnet Sunrise Limited	United States
Avnet Technology (Thailand) Ltd.	United States
Avnet Technology Electronics Marketing (Taiwan) Co., Ltd.	China
Avnet Technology Hong Kong Limited	United States
Avnet Technology Solutions (China) Ltd	United States
Avnet Technology Solutions (Tianjin) Ltd	United Kingdom
Avnet, Inc.	United States
AVT Holdings LLC	United Kingdom
Beijing Vanda Yunda IT Services Co., Ltd	Hong Kong
Bell Microproducts Brazil Holdings, LLC	China
Bell Microproducts Mexico Shareholder, LLC	Germany
CELDIS LIMITED	Denmark

CM Satellite Systems, Inc.	Serbia
COMBINED PRECISION COMPONENTS LIMITED	Bulgaria
Dragon Innovation (HK) Limited	Germany
Dragon Innovation Consulting (Shenzhen) Company Limited	Germany
EBV Beteiligungs-Verwaltungs GmbH	Israel
EBV Elektronik ApS	Hungary
EBV Elektronik d.o.o.	Hong Kong
EBV Elektronik EOOD	Russian Federation
EBV Elektronik GmbH & Co. KG	Estonia
EBV Elektronik International GmbH	Italy
EBV Elektronik Israel (2008) Ltd	Romania
EBV Elektronik Kft	Slovakia
EBV Elektronik Limited	France
EBV Elektronik M	Poland
EBV Elektronik OÜ	Spain
EBV Elektronik S.r.l.	Czech Republic
EBV Elektronik S.R.L.	Turkey
EBV Elektronik s.r.o.	Ukraine
EBV Elektronik SAS	Slovenia
EBV Elektronik sp. z o.o.	Portugal
EBV Elektronik Spain S.L.	Germany
EBV Elektronik spol. s r.o.	Germany
EBV Elektronik Ticaret Limited Sirketi	Germany
EBV Elektronik TOV	Austria
EBV Elektronik, Druzba Za Posredovanje D.O.O.	South Africa
EBV Elektronik, Unipessoal Lda,	United Kingdom
EBV Erste Holding GmbH & Co. KG	United Kingdom
EBV Management GmbH	Poland
EBV Zweite Holding GmbH & Co. KG	Singapore
EBV-Elektronik GmbH	Thailand
Electrolink (PTY) Ltd	Mexico
Electron House (Overseas) Limited	Ireland
element 14 Limited	United Kingdom
element 14 sp. zoo	Netherlands
element14 Asia Pte. Ltd.	India
element14 Co., Ltd.	New Zealand
Element14 de Mexico, S. de R.L de C.V	Korea, Republic of
element14 Electronics Limited	Singapore
Element14 Finance UK Limited	Australia
element14 Holding BV	Malaysia
element14 India Pvt Limited	United States
element14 Limited	United States
element14 Ltd.	Mexico

element14 Pte. Ltd.	China
element14 Pty Ltd	Hong Kong
element14 SDN. BHD.	Taiwan
Element14 US Holdings Inc.	Hong Kong
Element14 US Holdings LLC	Germany
ELEMENT14. S. de R.L. de C.V	Belgium
eluomeng Electronics (China) Co. Ltd	France
ELUOMENG LIMITED	Netherlands
ELUOMENG LIMITED COMPANY	Switzerland
Embest HK Limited	Ireland
Erste TENVA Property GmbH Gruber Straße	Israel
FARNELL (BELGIUM) N.V.	Sweden
FARNELL (FRANCE) SAS	Spain
FARNELL (NETHERLANDS) B.V.	Denmark
FARNELL AG	United Kingdom
FARNELL COMPONENTS (IRELAND) LIMITED	Germany
FARNELL COMPONENTS (ISRAEL) LTD	United Kingdom
FARNELL COMPONENTS AB	Italy
FARNELL COMPONENTS SL	United Kingdom
FARNELL DANMARK A/S	United States
FARNELL ELECTRONIC COMPONENTS LIMITED	United Kingdom
FARNELL GMBH	United States
FARNELL HOLDING LIMITED	United Kingdom
FARNELL ITALIA SRL	United Kingdom
FARNELL OVERSEAS	Australia
Import Holdings LLC	United States
INONE HOLDINGS LIMITED	Malta
Kent One Corporation	Germany
Memec Group Holdings Limited	Germany
Memec Group Limited	United States
Memec Pty Limited	United States
Mexico Holdings LLC	Finland
MSC (Malta) Limited	United States
MSC Technologies GmbH	United Kingdom
MSC Technologies Systems GmbH	Canada
NEWARK CORPORATION	United States
NEWARK ELECTRONICS CORPORATION	Ireland
OY FARNELL (FINLAND) AB	United Kingdom
Phoenics Electronics Corporation	United Kingdom
PREMIER FARNELL (SCOTLAND) LIMITED	United Kingdom
PREMIER FARNELL CANADA LIMITED	United States
PREMIER FARNELL CORP.	United Kingdom
PREMIER FARNELL FINANCE LIMITED	Netherlands

PREMIER FARNELL LIMITED	Virgin Islands, British
PREMIER FARNELL PENSION FUNDING SCOTTISH LIMITED PARTNERSHIP	India
PREMIER FARNELL PENSION TRUSTEES LIMITED	Hong Kong
PREMIER FARNELL PROPERTIES INC.	United States
PREMIER FARNELL UK LIMITED	China
PREMIER INDUSTRIAL HOLLAND B.V.	China
Pride Well Limited	France
Priya Softweb Solutions Pvt. Ltd.	United States
RTI Holdings Limited	Hong Kong
SEC International Holding Company II, L.L.C.	Hong Kong
Shanghai FR International Trading Co., Ltd.	United Kingdom
SHENZHEN EMBEST TECHNOLOGY CO., LTD.	United States
Société Civile Immobilière du 22 rue de Dames	Belgium
Softweb Solutions Inc.	Belgium
Source Electronics (HK) Limited	Germany
Source Electronics Asia Limited	United Kingdom
Tekdata Interconnections Limited	Belgium
Telmil Electronics, Inc.	Poland
Tenva Belgium Comm. VA	Germany
Tenva Financial Management BV	Lithuania
TENVA GmbH	China
Tenva Group Holdings Europe Limited	Netherlands
Tenva Properties BV	United States
Tenva sp. z o.o.	France
Thomas Kaubisch GmbH	Germany
UAB "EBV Elektronik"	France
Vanda Computer System Integration (Shanghai) Company Limited	United Kingdom
Venezuelan Partner B.V.	Hong Kong
Witekio Corporation	China
Witekio France SAS	China
Witekio GmbH	Hong Kong
Witekio Holding	Germany
Witekio UK Limited	Hong Kong
YEL Electronics (China) Limited	Singapore
YEL Electronics (Shanghai) Limited	Israel
YEL Electronics (Shenzhen) Ltd	Netherlands
YEL Electronics Hong Kong Limited	United Kingdom
ZWEITE TENVA Property GmbH Im Technologiepark	Germany